Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

May 13, 2022

Array Technologies, Inc.

3901 Midway Place NE

Albuquerque, New Mexico 87109

Ladies and Gentlemen:

We have acted as counsel to Array Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the selling securityholders named in the prospectus contained in the Registration Statement of up to 13,894,800 shares of the Company’s Common Stock, par value $0.001. The Company is registering these shares of its common stock for sale by the selling securityholders pursuant to a registration rights agreement, dated as of January 11, 2022 (together with any joinder thereto from time to time, the “STI Registration Rights Agreement”), by and between the Company and the holders party thereto.

For purposes of this opinion letter, the following terms have the meanings specified below unless otherwise defined herein:

“Securities” means the shares of Common Stock covered by the Registration Statement.

“Registration Rights Agreement” means the STI Registration Rights Agreement.

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), and the Registration Rights Agreement, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the Registration Rights Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We have also assumed that, with respect to the issuance of any Securities, the amount of valid consideration paid in respect of such Securities will equal or exceed the par value of such Securities.

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Array Technologies, Inc.

May 10, 2022

In rendering the opinions set forth below, we have assumed further that, at the time of issuance and delivery of each of the Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized, (2) the issuance and delivery by the Company of such Securities pursuant to the Registration Rights Agreement will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of the Registration Rights Agreement and such Securities) and (3) the issuance and delivery by the Company of such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

The Securities have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated). We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP